UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: January 24, 2022

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement

NovaBay Pharmaceuticals, Inc. (the “Company”) currently leases approximately 7,675 rentable square feet of real property as its principal corporate headquarters, located at 2000 Powell Street, Suite 1150, Emeryville, California from KBSIII Towers at Emeryville, LLC (the “Landlord”) under that certain Office Lease, dated August 24, 2016 (the “Lease”).

On January 24, 2022, the Company and the Landlord entered into a First Amendment to the Office Lease (the “Lease Amendment”), effective January 19, 2022, to extend the term of the Lease, currently set to expire on February 28, 2022, for sixty-five (65) months commencing as of March 1, 2022 and expiring on July 31, 2027, unless sooner terminated in accordance with the terms of the Lease, as amended by the Lease Amendment (the “Extended Term”).

The effective monthly base rental rate for the first twelve (12) months of the Extended Term is $4.70 per square foot ($432,870.00 annually), and increases approximately three percent (3%) every twelve (12) months thereafter beginning with the 13th month of the Extended Term with a maximum monthly rental rate of $4.45 per square foot ($501,815.04 annually) for the final five months of the Extended Term. Notwithstanding the increase base rental rate, the Landlord has agreed to abate the Company’s obligation to pay base rent during five months of the Extended Term (March 2022, 2023, 2024, 2025 and 2026) and to provide the Company with an allowance of up to $25.00 per rentable square foot ($191,875.00 total) for certain design and interior improvements.

The foregoing description of the terms of the Lease and the Lease Amendment do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the Lease and the Lease Amendment, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(b) and (d)

On January 27, 2022, the Board of Directors (the “Board”) of the Company increased the size of the Board to eight (8) directors and appointed Dr. Audrey Kunin and Ms. Julie Garlikov to fill these two new vacancies on the Board resulting from the increased Board size further enhancing the Board’s experience and diversity.

Effective January 27, 2022, the Board appointed Dr. Kunin to serve as a Class I director of the Company to serve until the Company’s 2023 Annual Meeting of Stockholders, subject to her prior death, resignation or removal from office as provided by law.

Dr. Kunin, age 62, is the Company’s Chief Product Officer. Dr. Kunin co-founded DERMAdoctor, LLC (“DERMAdoctor”), the Company’s wholly-owned subsidiary, and previously served as the Chief Creative Officer of DERMAdoctor since March 2018 and as the Chief Executive Officer and its predecessor beginning in 1998. Dr. Kunin graduated from Ohio State University in December 1980 and received her M.D. at the Medical College of Ohio in June 1985. She received her postgraduate training in Dermatology at the Medical College of Virginia after serving as Chief Resident in July 1989. She is a fellow of the American Academy of Dermatology and formerly served as an Assistant Clinical Instructor of Dermatology at the University of Kansas School of Medicine.

Dr. Kunin is party to an employment agreement with the Company, which is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2021 (the “DERMAdoctor Form 8-K”) and such description is incorporated by reference herein. Separately, the Company entered into a side letter with Dr. Kunin to provide for Dr. Kunin’s appointment to NovaBay’s Board of Directors as a Class I director as soon as reasonably practicable following the closing of the DERMAdoctor transaction, which is further described in the DERMAdoctor Form 8-K and such description is incorporated by reference herein. The incorporated description of the employment agreement and side letter with Dr. Kunin does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement and the side letter, which are attached hereto as Exhibits 10.3 and 10.4, respectively, and incorporated by reference herein. Other than as described above, there is no other arrangement or understanding between Dr. Kunin and any other person pursuant to which she was appointed as a director of the Company. As an employee director of the Company, Dr. Kunin will not participate in the Company’s Non-Employee Director Compensation Program or serve on any of the Board's committees.

Effective January 27, 2022, the Board also appointed Ms. Garlikov to serve as an independent Class II director of the Company to serve until the Company’s 2024 Annual Meeting of Stockholders, subject to her prior death, resignation or removal from office as provided by law.

Ms. Garlikov, age 51, is the Vice President of Marketing of GRAIL, LLC, a biotechnology and pharmaceutical company. She has served in this position since November 2020.  Ms. Garlikov has over 25 years of experience in marketing, which includes serving as the Chief Marketing Officer at NewAge and Shaklee, as well as senior marketing positions at Rodan & Fields, Obagi Medical and Nuvesse Skin Therapies. Julie is a classically trained CPG marketer who gained her consumer experience at Procter & Gamble, Johnson & Johnson and PepsiCo. She has deep expertise in health, beauty and eyecare products, as well as in consumer advertising and digital demand generation.  Ms. Garlikov has a Bachelor’s degree from the University of California, Berkley and a Master’s degree in Business Administration from Columbia University.

There is no other arrangement or understanding between Ms. Garlikov and any other person pursuant to which she was appointed as a director of the Company. In connection with her service, Ms. Garlikov will participate in the Company’s Non-Employee Director Compensation Program. Ms. Garlikov will not serve on any of the Board's committees at this time.

Additionally, on January 27, 2022, Xinzhou (Paul) Li informed the Board that he will resign as a member of the Company’s Board, with such resignation to be effective immediately. Mr. Li did not resign as a result of any disagreements with the Company.

Effective January 27, 2022, upon the resignation of Mr. Li, the Board appointed Mr. Yongxiang (Sean) Zheng to fill the vacancy on the Board resulting from the resignation of Mr. Li. Mr. Sean Zheng will take Mr. Li’s place as a Class II director to serve until the Company’s 2024 Annual Meeting of Stockholders, subject to his prior death, resignation or removal from office as provided by law.

Mr. Sean Zheng, age 52, is the Chief Executive Officer of Q3 Medical Devices (Shanghai) Co. Ltd. (“Q3 Medical”). Prior to joining Q3 Medical, Mr. Sean Zheng held several Chief Executive positions, including MD of Boill Fund Management (HK) Co., Ltd. and MD and CEO of Sprott- Zijin Mining Fund, a JV fund between Zijin Mining Group and Sprott Asset Management LP.  Mr. Sean Zheng has more than 27 years’ experience in mergers and acquisitions, fund management, and import/export business.  Mr. Sean Zheng has been a CFA chartered holder since 2006 and graduated from Renmin University of China in 1992. He holds a B.S degree in Commodity Science. He received his MBA from the University of New South Wales in 2002, and he earned a masters degree of EMBA from China Europe International Business School (CEIBS) in 2010.

Mr. Sean Zheng was recommended as a director by certain large Chinese stockholders of the Company. There is no other arrangement or understanding between Mr. Sean Zheng and any other person pursuant to which he was appointed as a director of the Company. In connection with his service, Mr. Sean Zheng will participate in the Company’s Non-Employee Director Compensation Program. Mr. Sean Zheng will not serve on any of the Board's committees at this time.

(e)

On January 26, 2022, the Compensation Committee of the Board approved, and the Company and Justin M. Hall, the Chief Executive Officer and General Counsel of the Company, entered into, a First Amendment, effective as of December 31, 2021 (the “Amendment”), to Mr. Hall’s Executive Employment Agreement, dated January 31, 2020 (the “Employment Agreement”), to extend the duration of the term of his Employment Agreement, which expired on December 31, 2021, to provide for a term ending December 31, 2023 (unless terminated earlier in accordance with the terms of the Employment Agreement).

The foregoing description of the terms of the Employment Agreement and the Amendment do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the Employment Agreement and the Amendment, which are filed herewith as Exhibits 10.5 and 10.6, respectively, and are incorporated by reference.

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
10.1
Office Lease by and between the Company and KBSIII Towers at Emeryville, LLC, dated August 24, 2016 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2016)

10.2	First Amendment to Office Lease by and between the Company and KBSIII Towers at Emeryville, LLC, dated January 24, 2022
10.3+	Executive Employment Agreement with Dr. Audrey Kunin, dated November 5, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2021)
10.4+	Side Letter with Dr. Audrey Kunin, dated November 5, 2021 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2021)
10.5+
Executive Employment Agreement with Justin M. Hall, dated January 31, 2020 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2020)

10.6+	First Amendment to Executive Employment Agreement with Justin M. Hall, dated January 26, 2022
99.1	Press Release, dated January 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
+ Indicates a management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: January 28, 2022